EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

	Three months ended
	December 31,	September 30,	Sequential
	2023	2023	change
(In millions, except per share amounts and backlog)
Contract drilling revenues	$741	$713	$28
Adjusted contract drilling revenues	$748	$721	$27
Revenue efficiency	97.0%	95.4%	1.6%
Operating and maintenance expense	$569	$524	$45
Net loss attributable to controlling interest	$(104)	$(220)	$116
Diluted loss per share	$(0.13)	$(0.28)	$0.15

Adjusted EBITDA	$122	$162	$(40)
Adjusted EBITDA margin	16.3%	22.5%	(6.2)%
Adjusted net loss	$(74)	$(280)	$206
Adjusted diluted loss per share	$(0.09)	$(0.36)	$0.27

Backlog as of the February 2024 Fleet Status Report	$9.01	billion

STEINHAUSEN, Switzerland—February 19, 2024—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $104 million, $0.13 per diluted share, for the three months ended December 31, 2023.

Fourth quarter results included net unfavorable items of $30 million, $0.04 per diluted share as follows:

●	$24 million, $0.03 per diluted share, loss on conversion of debt to equity;
●	$5 million, $0.01 per diluted share, loss on impairment of our investment in an unconsolidated affiliate; and
●	$3 million, discrete tax items, net.

These unfavorable items were partially offset by:

●	$1 million gain on early retirement of debt;
●	$1 million of other net favorable items.

After consideration of these net unfavorable items, fourth quarter 2023 adjusted net loss was $74 million, $0.09 per diluted share.

Contract drilling revenues for the three months ended December 31, 2023 increased sequentially by $28 million to $741 million due to increased average daily revenue and higher fleet revenue efficiency, as well as increased utilization on four rigs that were undergoing contract preparation and one rig that underwent a special periodic survey in the third quarter. This was partially offset by lower revenue generated by two rigs that were idle and two rigs that were undergoing contract preparation during the fourth quarter.

Contract intangible amortization represented a non-cash revenue reduction of $7 million, compared to $8 million in the prior quarter.

Operating and maintenance expense was $569 million, compared with $524 million in the prior quarter. The sequential increase was primarily due to rigs returning to work after undergoing contract preparation in the prior quarter and higher in-service maintenance costs across our fleet, partially offset by lower activity for two rigs that were idle in the fourth quarter.

After consideration of the fair value adjustment of the bifurcated exchange feature embedded in our 4.625% exchangeable bonds, which was favorable $145 million in the fourth quarter and unfavorable $93 million in the third quarter, interest expense net of amounts capitalized was $142 million, compared with $139 million in the prior period. Interest income was $10 million, compared with $12 million in the previous quarter.

The Effective Tax Rate(2) was (25.0)%, down from 16.3% in the prior quarter. The decrease was primarily due to reduced losses in the current quarter. The Effective Tax Rate excluding discrete items was (30.0)% compared to (8.7)% in the previous quarter.

Cash provided by operating activities was $98 million during the fourth quarter of 2023, representing an increase of $142 million compared to the prior quarter. The sequential increase was primarily due to timing of interest payments and increased collections from customers partially offset by decreased cash collected from, and increased payments to, our unconsolidated affiliates.

Fourth quarter 2023 capital expenditures of $220 million were primarily associated with the newbuild ultra-deepwater drillship Deepwater Aquila. This compares with $50 million in the prior quarter.

“We are very proud of our performance in 2023,” said Chief Executive Officer Jeremy Thigpen. “We added $3.2 billion of backlog in the calendar year, providing additional visibility to future cash flows. In addition to delivering standout personal and process safety results, we finished the year with a company-best 97.6% uptime performance. Notably, we generated these results in a year that included eight large-scale projects, including installation of the 20K BOP on the Deepwater Atlas, the industry’s first eighth-generation drillship, and the timely delivery and commissioning of the Deepwater Titan, our second eighth-generation drillship. Finally, we took delivery of our eighth 1,400 short ton drillship, the Deepwater Aquila.”

Thigpen concluded: “We remain encouraged by the continued tightness in the market and remain focused on delivering value to our shareholders as we progress through what we expect to be a multi-year upcycle.”

Full Year 2023

For the year ended December 31, 2023, net loss attributable to controlling interest totaled $954 million, $1.24 per diluted share. Full year results included $215 million, $0.28 per diluted share, net unfavorable items listed as follows:

●	$169 million, $0.22 per diluted share, loss on disposal of assets;
●	$57 million, $0.07 per diluted share, loss on impairment of assets;
●	$31 million, $0.04 per diluted share, loss on retirement of debt;
●	$27 million, $0.04 per diluted share, loss on conversion of debt to equity; and
●	$5 million, $0.01 per diluted share, loss on impairment of our investment in an unconsolidated affiliate; partially offset by,
●	$74 million, $0.10 per diluted share, related to favorable discrete tax items.

After consideration of these net unfavorable items, adjusted net loss for 2023 was $739 million, $0.96 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 36 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and eight harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Tuesday, February 20, 2024, to discuss the results. To participate, dial +1 785-424-1226 and refer to conference code 932678 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on Tuesday, February 20, 2024. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-2660, passcode 932678. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2023	2022	2021

Contract drilling revenues	$2,832	$2,575	$2,556

Costs and expenses
Operating and maintenance	1,986	1,679	1,697
Depreciation and amortization	744	735	742
General and administrative	187	182	167
	2,917	2,596	2,606
Loss on impairment of assets	(57)	—	—
Loss on disposal of assets, net	(183)	(10)	(62)
Operating loss	(325)	(31)	(112)

Other income (expense), net
Interest income	52	27	15
Interest expense, net of amounts capitalized	(646)	(561)	(447)
Gain (loss) on retirement of debt	(31)	8	51
Other, net	9	(5)	23
	(616)	(531)	(358)
Loss before income tax expense	(941)	(562)	(470)
Income tax expense	13	59	121

Net loss	(954)	(621)	(591)
Net income attributable to noncontrolling interest	—	—	1
Net loss attributable to controlling interest	$(954)	$(621)	$(592)

Loss per share, basic and diluted	$(1.24)	$(0.89)	$(0.93)
Weighted-average shares, basic and diluted	768	699	637

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$762	$683
Accounts receivable, net	512	485
Materials and supplies, net	426	388
Restricted cash and cash equivalents	233	308
Other current assets	193	144
Total current assets	2,126	2,008

Property and equipment	23,875	24,217
Less accumulated depreciation	(6,934)	(6,748)
Property and equipment, net	16,941	17,469
Contract intangible assets	4	56
Deferred tax assets, net	44	13
Other assets	1,139	890
Total assets	$20,254	$20,436

Liabilities and equity
Accounts payable	$323	$281
Accrued income taxes	23	19
Debt due within one year	370	719
Other current liabilities	681	539
Total current liabilities	1,397	1,558

Long-term debt	7,043	6,628
Deferred tax liabilities, net	540	493
Other long-term liabilities	858	965
Total long-term liabilities	8,441	8,086

Commitments and contingencies

Shares, CHF 0.10 par value, 1,021,294,549 authorized, 142,362,093 conditionally authorized, 843,715,858 issued and 809,030,846 outstanding at December 31, 2023, and 905,093,509 authorized, 142,362,675 conditionally
authorized, 797,244,753 issued and 721,888,427 outstanding at December 31, 2022	81	71
Additional paid-in capital	14,544	13,984
Accumulated deficit	(4,033)	(3,079)
Accumulated other comprehensive loss	(177)	(185)
Total controlling interest shareholders’ equity	10,415	10,791
Noncontrolling interest	1	1
Total equity	10,416	10,792
Total liabilities and equity	$20,254	$20,436

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2023	2022	2021

Cash flows from operating activities
Net loss	$(954)	$(621)	$(591)
Adjustments to reconcile to net cash provided by operating activities:
Amortization of contract intangible asset	52	117	220
Depreciation and amortization	744	735	742
Share-based compensation expense	40	29	28
Loss on impairment of assets	57	—	—
Loss on impairment of investment in unconsolidated affiliates	5	—	37
Loss on disposal of assets, net	183	10	62
Fair value adjustment to bifurcated compound exchange feature	127	157	—
Amortization of debt-related balances, net	51	33	25
(Gain) loss on retirement of debt	31	(8)	(51)
Deferred income tax expense	18	46	128
Other, net	43	44	52
Changes in deferred revenues, net	70	(20)	(108)
Changes in deferred costs, net	(190)	1	(6)
Changes in other operating assets and liabilities, net	(113)	(75)	37
Net cash provided by operating activities	164	448	575

Cash flows from investing activities
Capital expenditures	(427)	(717)	(208)
Investments in equity of unconsolidated affiliates	(10)	(42)	(1)
Investment in loans to unconsolidated affiliates	(3)	(5)	(33)
Proceeds from disposal of assets, net	10	7	9
Proceeds from acquisition of unconsolidated affiliate	7	—	—
Net cash used in investing activities	(423)	(757)	(233)

Cash flows from financing activities
Repayments of debt	(1,717)	(554)	(606)
Proceeds from issuance of debt, net of issue costs	1,983	175	—
Proceeds from issuance of shares, net of issue costs	—	263	158
Proceeds from issuance of warrants, net of issue costs	—	12	—
Other, net	(3)	(8)	(42)
Net cash provided by (used in) financing activities	263	(112)	(490)

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	4	(421)	(148)
Unrestricted and restricted cash and cash equivalents, beginning of period	991	1,412	1,560
Unrestricted and restricted cash and cash equivalents, end of period	$995	$991	$1,412

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Contract Drilling Revenues (in millions)	2023	2023	2022	2023	2022
Ultra-deepwater floaters	$536	$516	$434	$2,072	$1,708
Harsh environment floaters	205	197	172	760	867
Total contract drilling revenues	$741	$713	$606	$2,832	$2,575

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Average Daily Revenue (1)	2023	2023	2022	2023	2022
Ultra-deepwater floaters	$432,100	$406,500	$344,800	$393,700	$329,100
Harsh environment floaters	354,700	357,400	357,900	354,300	380,000
Total fleet average daily revenue	$407,800	$391,300	$348,600	$382,300	$345,500

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Utilization (2)	2023	2023	2022	2023	2022
Ultra-deepwater floaters	46.8%	45.0%	47.9%	49.4%	50.1%
Harsh environment floaters	66.7%	63.0%	53.5%	59.1%	64.9%
Total fleet average rig utilization	51.6%	49.4%	49.4%	51.9%	54.1%

	Three months ended			Years ended
	December 31,	September 30	December 31,	December 31,	December 31,
Revenue Efficiency (3)	2023	2023	2022	2023	2022
Ultra-deepwater floaters	96.8%	94.3%	97.8%	96.5%	95.7%
Harsh environment floaters	97.6%	98.1%	98.4%	97.8%	97.6%
Total fleet average revenue efficiency	97.0%	95.4%	98.0%	96.8%	96.4%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on debt conversion	27	24	3	—	3	3	—
(Gain) Loss on retirement of debt	31	(1)	32	—	32	—	32
Discrete tax items	(74)	3	(77)	(65)	(12)	(1)	(11)
Net loss, as adjusted	$(739)	$(74)	$(665)	$(280)	$(385)	$(110)	$(275)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(1.24)	$(0.13)	$(1.13)	$(0.28)	$(0.85)	$(0.22)	$(0.64)
Loss on impairment of assets	0.07	—	0.08	0.01	0.07	0.07	—
Loss on disposal of assets, net	0.22	—	0.23	—	0.23	—	0.23
Loss on impairment of investment in unconsolidated affiliate	0.01	0.01	—	—	—	—	—
Loss on debt conversion	0.04	0.03	—	—	—	—	—
(Gain) Loss on retirement of debt	0.04	—	0.04	—	0.04	—	0.04
Discrete tax items	(0.10)	—	(0.10)	(0.09)	(0.01)	—	(0.01)
Diluted loss per share, as adjusted	$(0.96)	$(0.09)	$(0.88)	$(0.36)	$(0.52)	$(0.15)	$(0.38)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/22	12/31/22	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(621)	$(350)	$(271)	$(28)	$(243)	$(68)	$(175)
Gain on retirement of debt	(8)	(1)	(7)	(7)	—	—	—
Discrete tax items	(19)	(5)	(14)	(6)	(8)	—	(8)
Net loss, as adjusted	$(648)	$(356)	$(292)	$(41)	$(251)	$(68)	$(183)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.89)	$(0.48)	$(0.39)	$(0.04)	$(0.36)	$(0.10)	$(0.26)
Gain on retirement of debt	(0.01)	—	(0.01)	(0.01)	—	—	—
Discrete tax items	(0.03)	(0.01)	(0.02)	(0.01)	(0.01)	—	(0.02)
Diluted loss per share, as adjusted	$(0.93)	$(0.49)	$(0.42)	$(0.06)	$(0.37)	$(0.10)	$(0.28)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Contract drilling revenues	$2,832	$741	$2,091	$713	$1,378	$729	$649
Contract intangible asset amortization	52	7	45	8	37	19	18
Adjusted Contract Drilling Revenues	$2,884	$748	$2,136	$721	$1,415	$748	$667

Net loss	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Interest expense, net of interest income	594	(13)	607	220	387	157	230
Income tax expense (benefit)	13	21	(8)	(43)	35	(16)	51
Depreciation and amortization	744	184	560	192	368	186	182
Contract intangible asset amortization	52	7	45	8	37	19	18
EBITDA	449	95	354	157	197	181	16

Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on debt conversion	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Adjusted EBITDA	$738	$122	$616	$162	$454	$237	$217

Loss margin	(33.7)%	(14.0)%	(40.7)%	(30.9)%	(45.7)%	(22.6)%	(71.6)%
EBITDA margin	15.6%	12.7%	16.6%	21.8%	13.9%	24.2%	2.4%
Adjusted EBITDA margin	25.6%	16.3%	28.9%	22.5%	32.1%	31.7%	32.5%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/22	12/31/22	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22

Contract drilling revenues	$2,575	$606	$1,969	$691	$1,278	$692	$586
Contract intangible asset amortization	117	19	98	39	59	30	29
Adjusted Contract Drilling Revenues	$2,692	$625	$2,067	$730	$1,337	$722	$615

Net loss	$(621)	$(350)	$(271)	$(28)	$(243)	$(68)	$(175)
Interest expense, net of interest income	534	251	283	87	196	96	100
Income tax expense (benefit)	59	35	24	(5)	29	3	26
Depreciation and amortization	735	186	549	182	367	184	183
Contract intangible asset amortization	117	19	98	39	59	30	29
EBITDA	824	141	683	275	408	245	163

Gain on retirement of debt	(8)	(1)	(7)	(7)	—	—	—
Adjusted EBITDA	$816	$140	$676	$268	$408	$245	$163

Loss margin	(24.1)%	(57.8)%	(13.8)%	(4.1)%	(19.0)%	(9.8)%	(29.9)%
EBITDA margin	30.6%	22.7%	33.0%	37.6%	30.5%	33.9%	26.5%
Adjusted EBITDA margin	30.3%	22.4%	32.7%	36.7%	30.5%	33.9%	26.5%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Loss before income taxes	$(83)	$(263)	$(315)	$(941)	$(562)
Loss on impairment of assets	(1)	5	—	57	—
Loss on disposal of assets, net	—	—	—	169	—
Loss on impairment of investment in unconsolidated affiliate	5	—	—	5	—
Loss on debt conversion	24	—	—	27	—
(Gain) loss on retirement of debt	(1)	—	(1)	31	(8)
Adjusted loss before income taxes	$(56)	$(258)	$(316)	$(652)	$(570)

Income tax expense (benefit)	$21	$(43)	$35	$13	$59
Loss on impairment of assets	—	—	—	—	—
Loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	—
Loss on debt conversion	—	—	—	—	—
(Gain) loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	(3)	65	5	74	19
Adjusted income tax expense (benefit) (2)	$18	$22	$40	$87	$78

Effective Tax Rate (3)	(25.0)%	16.3%	(11.0)%	(1.4)%	(10.4)%

Effective Tax Rate, excluding discrete items (4)	(30.0)%	(8.7)%	(12.6)%	(13.3)%	(13.6)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended December 31, 2023 included $10 million of additional tax expense, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.